Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ACTEL CORPORATION,

a California corporation

ARTICLE I - OFFICES

Section 1. The principal executive office of Actel Corporation (the “Corporation”) shall be at such place inside or outside the State of California as the Board of Directors may determine from time to time.

Section 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS’ MEETINGS

Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place and at such time as may be fixed from time to time by the Board of Directors.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, if any, the President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

Section 3. Place. All meetings of the shareholders shall be at any place within or without the State of California designated either by the Board of Directors or by written consent of the holders of a majority of the shares entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

Section 1. Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California General Corporation Law requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day to day operation of the business of the Corporation to a management company or other persons provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

Section 2. Number. The authorized number of directors shall not be less than three (3) nor more than five (5); provided, however, that so long as the Corporation has only one shareholder, the number of directors may be one (1) or two (2). The exact number of directors comprising the Board of Directors may be fixed, within the limits specified in the preceding sentence, from time to time by a duly adopted resolution of the Board of Directors or shareholders. The exact number of directors shall be three (3) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders.

Section 3. Chairman of the Board. The Board of Directors may at any time choose from among its members a Chairman of the Board, who shall serve at the pleasure of the Board of Directors. The Chairman of the Board, if there be one, shall preside at all meetings of shareholders and the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned him by the Board of Directors. If so designated by the Board of Directors, the Chairman of the Board shall be considered an executive officer of the Corporation. In the absence of the Chairman of the Board of Directors, or in the event of his inability or refusal to act, no other director shall perform the duties of the Chairman.

ARTICLE IV - OFFICERS

Section 1. Number and Term. The officers of the Corporation shall be a President, one or more Vice Presidents (as may be designated by the Board of Directors), a Secretary and a Chief Financial Officer, all of which shall be chosen by the Board of Directors. The Board of Directors may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine.

Section 2. President. The President shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have general and active supervision, direction and control of the business of the Corporation and its officers, agents and employees. In the absence of the Chairman of the Board, or if there be no Chairman, the President shall preside at all meetings of shareholders and the Board of Directors.

Section 3. Powers of the President. The President shall have the power to execute, on behalf of the Corporation, bonds, notes, deeds, mortgages, and any and all contracts, agreements instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation, or which arise in connection with the matters which have been otherwise approved by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 4. Vice President. In the absence of the President, or in the event of such officer’s inability to act, no Vice President shall perform the duties of the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and general proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and any committees thereof required by the Bylaws or by law to be given, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 6. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and other valuable effects including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer of the financial condition of the Corporation.

ARTICLE V - MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2. Annual Reports. The Annual Report to shareholders, described in the California Corporations Code, is expressly waived and dispensed with.

Section 3. Amendments. These Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Bylaws may be adopted, amended or repealed by the Board of Directors, except that a Bylaw amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa may be adopted only by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.